EXHIBIT 2.1






                          AMENDED AND RESTATED ASSET
                              PURCHASE AGREEMENT
                       by and between THOMAS NELSON,INC.,
                           THE C.R. GIBSON COMPANY,
                                     and
                        C.R. GIBSON SALES COMPANY, INC.
                               on the one hand
                                     and
                            CRG ACQUISITION CORP.,
                               on the other hand


                            Dated:  October 31, 2001

              Amending and Restating the Asset Purchase Agreement
                             dated October 11, 2001



                               TABLE OF CONTENTS
ARTICLE I.
DEFINITIONS..................................................................2

ARTICLE II.
PURCHASE AND SALE OF ASSETS..................................................7
 2.1  Sale And Purchase Of Assets............................................7
 2.2  Assumption Of Certain Liabilities By Buyer............................10
 2.3  Purchase Price........................................................11
 2.4  The Closing...........................................................11
 2.5  Deliveries at the Closing.............................................11
 2.6  Assumed Contracts.....................................................13
 2.7  Adjustment Procedure..................................................13
 2.8  Adjustment Amount and Payment.........................................14
 2.9  Allocation of Purchase Price..........................................15

ARTICLE III.
REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION...................15
 3.1  Representations and Warranties of Nelson, Gibson and Gibson Sales.....15
 3.2  Representations and Warranties of Buyer...............................16

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES CONCERNING THE GIFT BUSINESS.................17
 4.1  Organization, Qualification, and Corporate Power......................17
 4.2  Noncontravention......................................................18
 4.3  Brokers' Fees.........................................................18
 4.4  Title to Assets.......................................................18
 4.5  Financial Statements..................................................19
 4.6  Subsequent Events.....................................................19
 4.7  Undisclosed Liabilities...............................................21
 4.8  Legal Compliance......................................................21
 4.9  Tax Matters...........................................................21
 4.10 Real Property.........................................................22
 4.11 Intellectual Property.................................................23
 4.12 Tangible Assets.......................................................25
 4.13 Inventories...........................................................25
 4.14 Contracts.............................................................25
 4.15 Accounts Receivable...................................................27
 4.16 Insurance.............................................................27
 4.17 Litigation............................................................27
 4.18 Products Liability....................................................27
 4.19 Employees.............................................................27
 4.20 Employee Benefits.....................................................27
 4.21 Environmental, Health, and Safety Matters.............................28
 4.22 Certain Business Relationships With Gibson and Gibson Sales...........29

ARTICLE V.
PRE-CLOSING COVENANTS.......................................................29
 5.1  General...............................................................29
 5.2  Notices and Consents..................................................29
 5.3  Operation of Business.................................................29
 5.4  Preservation of Business..............................................29
 5.5  Full Access...........................................................30
 5.6  Notice of Developments................................................30
 5.7  Exclusivity...........................................................30
 5.8  Title Insurance.......................................................30
 5.9  Buyer Actions.........................................................30
 5.10 Certain Excluded Licenses.............................................30

ARTICLE VI.
POST-CLOSING COVENANTS......................................................31
 6.1  General...............................................................31
 6.2  Litigation Support....................................................31
 6.3  Transition............................................................31
 6.4  Confidentiality.......................................................31
 6.5  Covenant Not to Compete...............................................31
 6.6  Employee Benefits Matters.............................................32
 6.7  WARN Act..............................................................33
 6.8  Bulk Sales............................................................33
 6.9  Accounts Receivable...................................................33
 6.10 Change of Name........................................................34
 6.11 Liability Insurance...................................................34

ARTICLE VII.
CONDITIONS TO OBLIGATION TO CLOSE...........................................34
 7.1  Conditions to Obligation of Buyer.....................................34
 7.2  Conditions to Obligation of Seller and Nelson.........................35

ARTICLE VIII.
INDEMNIFICATION.............................................................36
 8.1  Survival of Representations and Warranties............................36
 8.2  Indemnification Provisions for Benefit of Buyer.......................36
 8.3  Indemnification Provisions for Benefit of Seller and Nelson...........37
 8.4  Procedure for Matters Involving Third Parties.........................38
 8.5  Notice of Claim.......................................................39
 8.6  Limitations on Seller's and Nelson's Indemnification Liability........39
 8.7  Limitations on Buyer's Indemnification Liability......................39
 8.8  Determination of Adverse Consequences.................................40
 8.9  Exclusive Remedy......................................................40

ARTICLE IX.
TAX MATTERS.................................................................40
 9.1  Refunds and Tax Benefits..............................................40
 9.2  Certain Taxes.........................................................40
 9.3  Other Transfer Taxes and Fees.........................................40

ARTICLE X.
TERMINATION.................................................................40
10.1 Termination of Agreement...............................................40
10.2 Effect of Termination..................................................41

ARTICLE XI.
MISCELLANEOUS...............................................................41
11.1  Press Releases and Public Announcements...............................41
11.2  No Third-Party Beneficiaries..........................................41
11.3  Entire Agreement......................................................41
11.4  Succession and Assignment.............................................42
11.5  Counterparts..........................................................42
11.6  Headings..............................................................42
11.7  Notices...............................................................42
11.8  Governing Law.........................................................43
11.9  Amendments and Waivers................................................43
11.10 Severability..........................................................43
11.11 Expenses..............................................................43
11.12 Construction..........................................................43
11.13 Incorporation of Exhibits, Annexes, and Schedules.....................43



                                  ATTACHMENTS

Exhibit A - Assignment/Assumption Agreement
Exhibit B -	Bill of Sale
Exhibit C - Lease Agreement
Exhibit D -	Transition Services Agreement
Exhibit E - Accounting Procedures
Exhibit F - Financial Statements
Exhibit G - Purchase Price Allocation
Annex I   - Disclosure Schedules


                  AMENDED AND RESTATED ASSET PURCHASE AGREEMENT

     This AMENDED AND RESTATED ASSET PURCHASE AGREEMENT (this "Agreement") is made the 31st day of October, 2001, by and between CRG Acquisition Corp., a Georgia corporation ("Buyer"), on the one hand, and Thomas Nelson, Inc., a Tennessee corporation ("Nelson"), The C.R. Gibson Company, a Delaware corporation ("Gibson"), and C.R. Gibson Sales Company, Inc., a Delaware corporation ("Gibson Sales") (Gibson and Gibson Sales are collectively the "Seller"), on the other hand, and amends and restates in its entirety the Asset Purchase Agreement by and between Buyer, on the one hand, and Nelson, Gibson and Gibson Sales, on the other hand, dated October 11, 2001.


                                    RECITALS:

     WHEREAS, Seller designs, causes to be manufactured, markets and distributes baby products, tableware, gift wrap and gift bags and tissue, gift and keepsake boxes, stationery, wedding products, journals and diaries, guest books, brag books, bridge card products, photo albums, and storage, memory and scrap books, remembrance (memory) products, kitchen recipe products, calendars, recipe cards
and storage and address books	in  North America (the "Gift Business");

     WHEREAS, Seller desires to sell, and Buyer desires to purchase, substantially all the assets of Seller (with certain exceptions) used in connection with the Gift Business and the assets of Nelson used exclusively in the Gift Business and to assume certain of the liabilities and obligations relating thereto, all upon the terms and subject to the conditions set forth herein; and

     WHEREAS, the parties hereto desire to clarify certain matters set forth in the Asset Purchase Agreement dated October 11, 2001, as set forth in this Agreement.


                                    AGREEMENT:

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, Buyer, Nelson and Seller (collectively, the "Parties") agree as follows:


                                    ARTICLE I.
                                   DEFINITIONS

     "Accountants" has the meaning set forth in Section 2.7.

     "Accounts  Receivable" has the meaning set forth in Section 2.1.

     "Adjustment Amount" has the meaning set forth in Section 2.8.

     "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages (other than lost profits or punitive damages), dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

     "Adverse Environmental Consequences" means Adverse Consequences relating to any soil, surface water, or groundwater contamination subject to regulation under any Environmental, Health and Safety Requirements.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Affiliated Group" means any affiliated group within the meaning of Code Section 1504(a).

     "Applicable Rate" means the corporate base rate of interest published from time to time in the Wall Street Journal.

     "Assets" has the meaning set forth in Section 2.1.

     "Assignment/Assumption Agreement" has the meaning set forth in Section 2.5.

     "Assumed Contracts" has the meaning set forth in Section 2.6.

     "Assumed Liabilities" has the meaning set forth in Section 2.2.

     "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

     "Bill of Sale" has the meaning set forth in Section 2.5.

     "Bulk Sales Laws" has the meaning set forth in Section 6.8.

     "Buyer" has the meaning set forth in the preface to this Agreement.

     "Buyer Closing Documents" has the meaning set forth in Section 2.5.

     "Claim Notice" has the meaning set forth in Section 8.5.

     "Closing" has the meaning set forth in Section 2.4.

     "Closing Date" has the meaning set forth in Section 2.4.

     "Closing Net Asset Value" has the meaning set forth in Section 2.7.

     "Closing Statement" has the meaning set forth in Section 2.7.

     "Contract Consents" has the meaning set forth in Schedule 2.6.

     "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Disclosure Schedules" has the meaning set forth in ARTICLE IV.

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement that is an Employee Pension Benefit Plan,
(b) qualified defined contribution retirement plan or arrangement that is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement that is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3(2).

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
Section 3(1).

     "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, and all common law concerning public health and safety, worker health and safety, or pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any Hazardous Materials.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "Equipment" has the meaning set forth in Section 2.1.

     "Excluded Assets" has the meaning set forth in Section 2.1.

     "Excluded Liabilities" has the meaning set forth in Section 2.2.

     "Financial Statements" has the meaning set forth in Section 4.5.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Gibson Sales" has the meaning set forth in the preface to this Agreement.

     "Gift Business" has the meaning set forth in the recitals to this Agreement.

     "Goodwill" means all of Seller's goodwill and going concern value in connection with the Gift Business and all of Seller's, but not Nelson's, rights under any confidentiality agreements entered into by Nelson or Seller or their respective agents with respect to the possible sale of Seller or its assets, to the extent assignable.

     "Hazardous Materials" means (i) any substance, contaminant, material, element, compound, mixture, solution, waste, chemical orpollutant that is now or hereafter listed, defined, characterized or regulated as hazardous, toxic, or dangerous pursuant to any Environmental, Health and Safety Requirements,
(ii) petroleum, petroleum derivatives or by-products, and other hydrocarbons,
(iii) polychlorinated biphenyls, asbestos, radon and urea formaldehyde, and
(iv) radioactive substances, materials or wastes.

     "Indebtedness" has the meaning set forth in Section 3.2(g).

     "Indemnified Party" has the meaning set forth in  Section 8.4.

     "Indemnifying Party" has the meaning set forth in  Section 8.4.

     "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations relating thereto, (b) all trademarks, service marks, trade dress, logos, trade names, corporate names, slogans, internet domain names, telephone numbers, and all goodwill associated therewith, together with all translations, adaptations, derivations, combinations, applications, registrations, and renewals relating thereto, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals relating thereto, (d) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (e) all computer software (including data and related documentation), (f) all advertising and promotional materials,
(g) all other proprietary rights, and (h) all copies and tangible embodiments of the foregoing (in whatever form or medium); provided that Seller shall not transfer any rights to any use of Nelson's name or variants thereof except as may be reflected on current inventory or packaging materials and supplies of advertising or promotional materials existing, on order or in process as of the date of Closing, which Buyer shall not reprint or reproduce without deletion of Nelson's name.

     "Knowledge" means actual knowledge of Sam Moore, Joseph Moore, Joe L. Powers, Eric Heyden, Stephen Wash and Vance Lawson, and shall include the results of any investigation conducted by such persons prior to the Closing Date, but shall not be construed as imposing any obligation on Seller and Gibson Sales or such persons to conduct any investigation.

     "Lease Agreement" has the meaning set forth in Section 2.5.

     "March 31 Special Purpose Statement" has the meaning set forth in
Section 4.5.

     "Most Recent Financial Statements" has the meaning set forth in
Section 4.5.

     "Most Recent Fiscal Month End" has the meaning set forth in Section 4.5.

     "Most Recent Fiscal Year End" has the meaning set forth in Section 4.5.

     "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

     "Nelson" has the meaning set forth in the preface to this Agreement.

     "Net Asset Value" has the meaning set forth in Section 2.7.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice.

     "Owned Real Property" has the meaning set forth in Section 2.1(a).

     "Party" has the meaning set forth in the preface to this Agreement.

     "Permitted Encumbrances" means (a) mechanic's, materialmen's, and similar liens for indebtedness not yet overdue, (b) liens for taxes not yet due and payable and special assessments not yet delinquent, (c) purchase money liens and liens securing rental payments under capital lease arrangements, which payments are included in the Assumed Liabilities, (d) other inchoate liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money, (e) recorded easements, covenants and other restrictions and utility easements, building restrictions, zoning restrictions and other encumbrances, covenants, rights-of-way, easements, restrictions, applicable building and zoning laws and other title matters affecting the Property which do not unreasonably interfere with the current use, enjoyment, or occupancy of the Property by Seller and (f) matters disclosed in items 1 through 7 of Disclosure Schedule 4.10(a).

     "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Prepaid Expenses" has the meaning set forth in Section 2.1.

     "Property" has the meaning set forth in Section 2.1.

     "Purchase Price" has the meaning set forth in Section 2.3.

     "Real Estate Conveyances" has the meaning set forth in Section 2.5.

     "Regulations" means Treasury Department Regulations, temporary regulations and proposed regulations promulgated under the Code from time to time.

    "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Security Interest" means any mortgage, pledge, lien, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements which are included in the Assumed Liabilities, (d) other inchoate liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money, and (e) encumbrances, covenants, easements and restrictions affecting the Real Property other than Permitted Encumbrances.

     "Seller" has the meaning set forth in the preface to this Agreement.

     "Seller Material Adverse Effect" has the meaning set forth in Section 4.1.

     "Seller's Closing Documents" has the meaning set forth in Section 2.5.

     "Subsidiary" means any entity the capital stock or equivalent interests of which is owned by Gibson.

     "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

    "Third Party Claim" has the meaning set forth in Section 8.4.

     "Transition Services Agreement" has the meaning set forth in Section 6.3.

     "WARN Act" has the meaning set forth in Section 6.7.


                                ARTICLE II.
                        PURCHASE AND SALE OF ASSETS

 2.1  Sale And Purchase Of Assets.

     (a) Sale of Assets. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined), Seller shall sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to Buyer, and Buyer shall purchase, receive and accept from Seller, all of the assets of Gibson and Gibson Sales, together with all of Nelson's assets used exclusively in connection with the Gift Business, as the same exist on the Closing Date, other than the Excluded Assets (as defined below) (collectively, the "Assets"). Without limiting the generality of the foregoing, the term "Assets" shall include the following:

        (i) All office machinery and equipment, furniture and fixtures and all other items of personal property owned or leased by Seller, the principal items of which are listed on Schedule 2.1(a)(i) annexed hereto (the "Equipment");

        (ii) All interests in real property (including all buildings and fixtures thereon) owned (or to be owned as of the Closing Date) or leased by Seller or Nelson and used in connection with the Gift Business in Beacon Falls, Connecticut (the "Owned Real Property"); Carmel, Indiana; Atlanta, Georgia; Nashville, Tennessee (6th Floor of "BNA Building" and Opry Mills store only); Clifton, New Jersey; Darien, Connecticut; and Norwalk, Connecticut described in Schedule 2.1(a)(ii) (collectively, the "Property");

        (iii) All of Seller's and Nelson's rights in and to the Assumed Contracts (as hereinafter defined);

        (iv) All of Nelson's and Seller's rights in Seller's Intellectual Property and the goodwill associated therewith, including items listed on Schedules 4.11(a), 4.11(b) and 4.11(c);

        (v) All of Seller's accounts receivable (collectively, "Accounts Receivable");

        (vi) All of Seller's prepaid rent and other expenses relating to the Gift Business (other than Seller's prepaid insurance expense and Seller's prepaid corporate charge allocation for insurance and benefits, the "Prepaid Expenses");

        (vii) All of Seller's books, records and files to the extent that they relate primarily to the Gift Business;

        (viii) All of Seller's inventory;

        (ix) All tangible assets of Nelson and all tangible assets of Seller, in each case located in the premises in Shelton, Connecticut, Monroe, Connecticut, Beacon Falls, Connecticut, Darien, Connecticut, Carmel, Indiana, New York, New York, Nashville, Tennessee (6th Floor of "BNA Building" and Opry Mills store only), Clifton, New Jersey, Norwalk, Connecticut, Bentonville, Arkansas and Atlanta, Georgia; and

        (x)    All of the Goodwill of Seller.

     (b) Excluded Assets. There shall be excluded from the Assets to be transferred to Buyer hereunder the following assets of Seller and affiliates of Seller (the "Excluded Assets"):

        (i)    Cash, cash equivalents and securities of Seller;

        (ii) Books and records which may be necessary for Seller to retain for the purposes of any statute, rule, regulation or ordinance or for tax returns or for other tax purposes, and the original stock ledger and minute books of Gibson and Gibson Sales relating to meetings of stockholders and directors, copies of which may be obtained from Seller on request, at Buyer's expense;

        (iii) All claims for, rights to, and payments of, Tax credits, abatements and refunds of previously paid Taxes, and all other Tax benefits of Seller, relating to federal, state, local or foreign income, franchise, sales, use, payroll, withholding and similar Taxes and charges;

        (iv) All insurance contracts (including life insurance policies on the lives of past or present management) and rights of Seller thereunder, including premium refunds and settlements relating thereto;

        (v)    All rights in and to the assets of any Employee Benefit Plan;

        (vi) Seller's prepaid corporate charge allocation for insurance and benefits and other expenses;

        (vii) Those Assumed Contracts for which a required Contract Consent (as hereinafter defined) has not been obtained; provided, however, that this clause (vii) shall not affect the condition to Buyer's obligation to close set forth in Section 7.1;

        (viii) Leases for real property in New York, New York; Monroe, Connecticut; Bentonville, Arkansas; and Shelton, Connecticut;

        (ix) All of Seller's claims and causes of action relating to or arising out of or in connection with the Gift Business;

        (x)    Accounts receivable from intercompany accounts;

        (xi) The telephone switch and related equipment located on the sixth floor of Nelson's Nashville, Tennessee property known as "BNA;"

        (xii) Leases for leased vehicles not used by active employees of the Gift Business as of the Closing Date;

        (xiii) All shares of the capital stock of each of Seller's Subsidiaries; and

        (xiv)  Those additional assets, including contracts, identified on
      Schedule 2.1(b) hereto.

     (c) Sale and Transfer of Assets. Seller covenants that the sale and transfer of the Assets by Seller to Buyer as of the Closing Date shall be made free and clear of all liabilities, Security Interests, liens, claims and encumbrances, except (i) Assumed Liabilities (as hereinafter defined);
(ii) Permitted Encumbrances; and (iii) as otherwise specifically provided in this Agreement.


2.2  Assumption Of Certain Liabilities By Buyer.

     (a) Assumed Liabilities. On the Closing Date, Buyer shall assume and thereafter shall pay and perform, satisfy and otherwise discharge the following liabilities and obligations that arise from the Gift Business (the "Assumed Liabilities"):

        (i) All obligations and liabilities arising or accruing under the Assumed Contracts or other agreements or leases included in the Assets (other than liabilities arising from breach thereof prior to Closing);

        (ii) All obligations and liabilities that arise out of operation of the Gift Business from and after the Closing Date; and

        (iii) All liabilities reflected as liabilities on the March 31 Special Purpose Statement (as hereinafter defined) except as discharged prior to Closing and all such liabilities incurred thereafter in the Ordinary Course of Business, as of the Closing.

     (b)  Excluded Liabilities. Except as otherwise specifically provided in
Section 2.2(a) and elsewhere in this Agreement, Buyer shall not assume and shall in no event be liable for any liabilities, debt or obligations of Seller, whether accrued, absolute, matured, known or unknown, liquidated or unliquidated, contingent or otherwise, including without limitation:

        (i) Any liabilities of Seller for federal, state, local or foreign Taxes, except as provided in Section 9.2;

        (ii) Any indebtedness or other obligation to Nelson or its affiliates, including without limitation, loans, advances, tax sharing agreement obligations, obligations to accept returns of merchandise from Nelson, and intercompany accounts;

        (iii) Any severance liabilities in favor of the employees of Seller arising prior to the Closing Date;

        (iv) All liabilities resulting from, arising out of, relating to, in the nature of, or caused by any breach of contract, breach of warranty, tort, infringement, violation of law, or environmental matter caused by Seller's conduct of the Gift Business prior to the Closing Date, including without limitation those arising under Environmental, Health and Safety requirements;

        (v) All liabilities resulting from, arising out of, or relating to any Employee Benefit Plan for the benefit of Seller's employees;

        (vi) Any liabilities arising out of or related to any leased vehicles which are not currently used by active employees of Seller arising prior to the Closing Date;

        (vii)  Any liabilities and obligations relating to the Excluded Assets;
      and

        (viii) Any supplemental pension liabilities or obligations to former employees.

The foregoing obligations and liabilities not assumed by Buyer and described in this Section 2.2(b) are hereinafter called the "Excluded Liabilities."


2.3  Purchase Price.

     Buyer agrees to pay to Seller at the Closing $30,500,000 (such amount, plus or minus the Adjustment Amount, if any, is referred to herein as the "Purchase Price") by Fedwire electronic fund transfer.


2.4  The Closing.

     The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Bass, Berry & Sims PLC in Nashville, Tennessee commencing at 9:00 a.m., local time, on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as Buyer and Seller may mutually determine (the "Closing Date").


2.5  Deliveries at the Closing.

     (a) Documents to be Delivered by Seller. At the Closing, Seller shall deliver to Buyer the following:

        (i) An Assignment and Assumption Agreement (the "Assignment/Assump-tion Agreement") and a Bill of Sale (the "Bill of Sale") in the forms attached hereto as Exhibits "A" and "B";

        (ii) For each interest in real property identified on Disclosure Schedules 4.10(a) and 4.10(b), a recordable special warranty deed, but subject to the Permitted Encumbrances, an Assignment and Assumption of Lease or such other appropriate document or instrument of transfer, as the case may require, each in the form and substance satisfactory to Buyer and its counsel and executed by Seller or Nelson, as applicable (the
      "Real Estate Conveyances");

        (iii)  The Transition Services Agreement (as hereinafter defined);

        (iv) The Lease Agreement in the form attached hereto as Exhibit "C" (the "Lease Agreement") relating to the Owned Real Property;

        (v) All such other reasonably necessary instruments of transfer and conveyance, including assignments and transfers of the Intellectual Property, that Buyer may request at or prior to the Closing; provided that such instruments shall not contain any representations and warranties other than those contained in this Agreement, or otherwise alter or expand upon such representations and warranties (collectively, with the Assignment/Assumption Agreement, the Bill of Sale, the Transition Services Agreement, the Lease Agreement and the Real Estate Conveyances, "Seller's Closing Documents");

        (vi) Copies of confidentiality agreements described in Section 4.14(e); and

        (vii) The certificates and other documents required to be delivered by Seller on or before the Closing Date pursuant to Section 7.1 hereof or any other provision of this Agreement.

     (b) Documents to be Delivered by Buyer. At the Closing, Buyer shall deliver to Sellers the following:

        (i)    The consideration specified in Section 2.3;

        (ii)   The Assignment/Assumption Agreement attached as Exhibit A hereto;

        (iii) The Real Estate Conveyances (with respect to the assumption of leases and as required for a special warranty deed under Connecticut law and practice);

        (iv)   The Transition Services Agreement (as hereinafter defined;

        (v)    The Lease Agreement related to the Owned Real Property;

        (vi) All such other reasonably necessary documents or agreements reflecting the assumption of the Assumed Liabilities as Sellers may request at or prior to the Closing provided that such instruments shall not contain any obligations, representations and warranties on the part of Buyer other than those contemplated in this Agreement, or otherwise alter or expand upon such obligations, representations or warranties (collectively, with the Assignment/ Assumption Agreement, the Transition Services Agreement, the Lease Agreement, and the Real Estate Conveyances, the "Buyer Closing Documents"); and

        (vii) The certificates and other documents required to be delivered by Buyer on or before the Closing Date pursuant to Section 7.2 hereof or any other provision of this Agreement.

     (c) Other Actions. On the Closing Date, Seller and Buyer shall take all such other steps in their reasonable control as may be necessary to fulfill the conditions to Closing set forth in Sections 7.1 and 7.2 hereof.


2.6  Assumed Contracts.

     (a) Assumed Contracts. Buyer shall assume at the Closing the obligations under all the contracts and agreements relating to the Gift Business included in the Assets (the "Assumed Contracts"), including those listed on
Schedule 2.6(a) hereto, which lists all such contracts and agreements providing for payment by third parties to Seller of, or payment by Seller or Nelson in respect of the Gift Business, of, more than $50,000 since August 31, 2000.

     (b) Consents. Seller shall promptly request and use its reasonable efforts to obtain consent to the assignment to Buyer of Assumed Contracts listed on
Schedule 2.6(b) requiring consent (collectively, the "Contract Consents").
If any Contract Consent is not obtained and Buyer nevertheless elects to close, Buyer thereby waives the condition set forth in Section 7.1(c) and such Assumed Contract shall not be assigned to Buyer. Seller shall use its reasonable best efforts, however, to keep the relevant Assumed Contract in effect and to give Buyer the benefit of such Assumed Contract to the same extent as if it had not been excluded from the Assets, and Buyer shall perform the obligations under such Assumed Contract on behalf of Seller to the extent that such obligations would have existed if such Assumed Contract had been assigned to Buyer. Seller shall be responsible in the first instance for payment of transfer fees and expenses associated with obtaining Contract Consents not to exceed $150,000; then Buyer shall be responsible for any additional transfer fees and expenses up to $75,000 in the aggregate; and Seller shall continue to use its reasonable efforts to obtain consent to any other such assignment. If after the Closing Date any such Contract Consent is obtained, Buyer shall assume such Assumed Contract as of the date of such Contract Consent. Nothing in this Agreement shall be construed as an attempt to assign any agreement or other instrument that is by its terms nonassignable without the consent of the other party thereto.


2.7  Adjustment Procedure.

     (a) "Net Asset Value" shall mean the amount calculated based on the Closing Statement by subtracting liabilities reflected on the Closing Statement from assets reflected on the Closing Statement.

     (b) Seller, with the participation and cooperation of Buyer, shall conduct a physical inventory count as of the close of business on the Closing Date, conducted in a manner consistent with Seller's practice in preparing the March 31 Special Purpose Statement (as hereinafter defined). Seller shall prepare a Statement of Assets and Liabilities of Seller as of the Closing Date (the "Closing Statement") on the same basis and applying the same accounting principles, policies and practices that were used in preparing the March 31 Special Purpose Statement attached as Exhibit F, which principles, policies and practices are described on Exhibit E hereto, except as set forth in
Section 2.7(e). Seller shall then determine the Net Asset Value as of the Closing Date (the "Closing Net Asset Value") based upon the Closing Statement. Seller shall deliver the Closing Statement and its determination of the Closing Net Asset Value to Buyer within sixty (60) days following the Closing Date.

     (c) If, within sixty (60) days following delivery of the Closing Statement and the Closing Net Asset Value calculation, Buyer has not given Seller written notice of its objection as to the Closing Net Asset Value calculation (which notice shall state the basis of Buyer's objection), then the Closing Net Asset Value calculated by Seller shall be binding and conclusive on the parties and be used in computing the Adjustment Amount (as hereinafter defined). Seller shall provide to Buyer and its representatives such workpapers and other documents and information as Buyer may reasonably request in connection with Buyer's review of the Closing Statement and the calculation of the Closing Net Asset Value.

     (d) If Buyer duly gives Seller such notice of objection, and if Seller and Buyer fail to resolve the issues outstanding with respect to the Closing Statement and the calculation of the Closing Net Asset Value within thirty (30) days of Seller's receipt of Buyer's objection notice, Seller and Buyer shall submit the issues remaining in dispute to KPMG (the "Accountants") for resolution, solely applying the principles, policies and practices referred to in Section 2.7(b), including Exhibit E. If issues are submitted to the Accountants for resolution, (i) Seller and Buyer shall furnish or cause to be furnished to the Accountants such work papers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party or its agents and shall be afforded the opportunity to present to the Accountants any material relating to the disputed issues and to discuss the issues with the Accountants; (ii) the determination by the Accountants, as set forth in a notice to be delivered to both Seller and Buyer within sixty (60) days of the submission to the Accountants of the issues remaining in dispute, shall be final, binding and conclusive on the parties and shall be used in the calculation of the Closing Net Asset Value; and
(iii) Seller and Buyer will each bear the fees and costs of the Accountants for such determination as determined by the Accountants based upon their assessment of the relative positions of the Buyer and Seller.

     (e) The accounts receivable included in the Assets shall be valued at their aggregate face amount, without regard to any reserve for bad debts or returns. Publishing rights reflected as assets will be $211,009, and capitalized internet costs shall not exceed $40,000. All leasehold improvements and other capitalized assets related to the New York showroom and any other lease which expires on or expired before the closing date will be written off.


2.8  Adjustment Amount and Payment.

     The "Adjustment Amount" (which may be a positive or negative number) will be equal to the amount determined by subtracting the Closing Net Asset Value from $47,000,000. If the Adjustment Amount is positive, the Adjustment Amount shall be paid by Fedwire fund transfer by Seller to an account specified by Buyer. If the Adjustment Amount is negative, the Adjustment Amount shall be paid by Fedwire fund transfer by Buyer to an account specified by Seller. All payments shall be made together with interest at the Applicable Rate, which interest shall begin accruing on the Closing Date and end on the date that payment is made. Seller or Buyer, as the case may be, shall make the wire transfer payment provided for in this Section 2.8, within three (3) business days after the calculation of the Closing Net Asset Value and the Adjustment Amount becomes binding and conclusive on the Parties pursuant to Section 2.7.


2.9  Allocation of Purchase Price.

     Buyer and Seller agree to allocate (for federal Tax purposes) the Purchase Price and the Assumed Liabilities to the Assets in the manner set forth on Exhibit G. Seller and Buyer further agree to cooperate in preparing and filing Form 8594 to be filed with the IRS reflecting the allocation set forth on Exhibit G and acknowledge and agree that such allocation was determined by arm's length negotiations and that none of them will take a position on any tax return, before any governmental agency charged with the collections of any income tax, or in any judicial proceeding, that is inconsistent with such allocation.


                             ARTICLE III.
           REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION


3.1  Representations and Warranties of Nelson, Gibson and Gibson Sales.

     Each of Nelson, Gibson and Gibson Sales, jointly and severally, represents and warrants to Buyer that the statements contained in this Section 3.1 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 3.1) with respect to Nelson, Gibson and Gibson Sales, except as set forth in Annex I.

     (a) Organization. Each of Nelson, Gibson and Gibson Sales is a corporation duly organized, validly existing, and in good standing under the laws of its State of incorporation.

     (b) Authorization of Transaction. Each of Nelson, Gibson and Gibson Sales has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, as applicable. This Agreement and each of the Seller Closing Documents to which each of Nelson, Gibson or Gibson Sales is a party constitutes the valid and legally binding obligation of Nelson, Gibson and Gibson Sales, respectively, enforceable in accordance with its terms and conditions.

     (c) Noncontravention. Except as set forth on Schedule 4.2, neither the execution and the delivery of this Agreement by Nelson, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Nelson is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Nelson is a party or by which Nelson is bound or to which any of Nelson's assets is subject. Nelson need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Seller Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

     (d) Shares. Nelson holds of record and owns beneficially all issued and outstanding shares of capital stock of Gibson. Gibson holds of record and owns beneficially all issued and outstanding capital stock of Gibson Sales.


3.2  Representations and Warranties of Buyer.

     Buyer represents and warrants to Nelson and Seller that the statements contained in this Section 3.2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3.2).

     (a) Organization of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

     (b) Authorization of Transaction. Buyer has full corporate power and authority to execute and deliver this Agreement and the Buyer Closing Documents and to perform its obligations under this Agreement and the Buyer Closing Documents. Each of this Agreement and the Buyer Closing Documents constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions. Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

     (c) Noncontravention. Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement by Buyer or the Buyer Closing Documents will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject or any provision of its articles or certificate of incorporation or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject.

     (d) Brokers' Fees. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Nelson or Seller could become liable or obligated.

     (e) Sufficient Funds. Buyer has or will have at Closing sufficient funds to consummate the transactions contemplated hereby, including, without limitation, to pay the Purchase Price in accordance with the terms of this Agreement, and has all requisite power and authority to make payment of such funds in the manner described herein and such funds are and will be at the time of the consummation of the transactions hereby contemplated free and clear of all claims, liens and encumbrances. To the extent such funds have been or will be obtained through any loan or financing arrangement, the execution, delivery and performance of any agreements relating to such arrangements, by Buyer and the other party or parties have been duly and validly authorized by all necessary corporate action on the part of Buyer and such other party or parties and constitute valid and binding obligations of Buyer and such other party or parties in accordance with their terms. At or prior to Closing, all conditions to the obligations of the other party or parties to such loan or financing arrangements to make the loans contemplated thereby will have been fulfilled or waived.

     (f) Capitalization. The authorized equity securities of Buyer consist of ten million (10,000,000) shares of common stock, par value one dollar ($1.00) per share, of which at least 4.5 million (4,500,000) shares are issued and outstanding (the "Shares"). There are no contracts relating to the issuance, sale or transfer of any equity securities or other securities of Buyer, other than customary stock transfer restrictions among the shareholders. Buyer has net assets consisting of cash in an amount of not less than $9,000,000.

     (g) Solvency. Both before and after giving effect to the transactions contemplated by the terms and provisions of this Agreement, Buyer (i) owns assets whose fair saleable value is greater than the amount required to pay all of Buyer's Indebtedness (including contingent debts and liabilities), (ii) was and is able to pay all of its Indebtedness as such indebtedness matures, and
(iii) had and has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage. For purposes of this Agreement, the term "Indebtedness" means, without duplication (x) all items which in accordance with generally accepted accounting principles (GAAP) consistently applied would be included in determining total liabilities as shown as a liability on a balance sheet of Buyer as of the date on which Indebtedness is to be determined, and (y) all obligations of any other person or entity which such Buyer has guaranteed or insured.

     (h) Bank Commitment. Buyer has delivered to Seller a copy of relevant portions of the executed commitment letter from its lender undertaking to provide financing for the transactions contemplated hereby, and such commitment letter is binding on the lender and Buyer and is in full force and effect. Such commitment has not been amended, modified or rescinded.


                               ARTICLE IV.
          REPRESENTATIONS AND WARRANTIES CONCERNING THE GIFT BUSINESS

     Nelson, Gibson and Gibson Sales, jointly and severally represent and warrant to Buyer that the statements contained in this ARTICLE IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ARTICLE IV), except as set forth in the disclosure schedules delivered by Seller to Buyer on the date hereof (the "Disclosure Schedules").


4.1  Organization, Qualification, and Corporate Power.

     Each of Gibson and Gibson Sales is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the business, financial condition, operations, or results of operations Gibson and Gibson Sales taken as a whole (a "Seller Material Adverse Effect"). Each of Gibson and Gibson Sales has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the Assets owned and used by it. Disclosure Schedule 4.1 lists the states of incorporation of Gibson and Gibson Sales, and the jurisdictions in which each is qualified to do business.


4.2	Noncontravention.

     Except as set forth on Disclosure Schedule 4.2, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement or the Seller's Closing Documents by Seller, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either Gibson or Gibson Sales is subject or any provision of the charter, certificate of incorporation or articles of incorporation, as applicable, or bylaws of either Gibson or Gibson Sales or
(b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either Gibson or Gibson Sales is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), as applicable, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Seller Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement. Seller is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Seller Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement. For purposes of this Section 4.2 only, failure to receive a waiver or consent required under licenses with revenues to Seller of less than $500,000 for the period April 1, 2000 to March 31, 2001 will not be deemed to have a Seller Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement, and are not scheduled.


4.3  Brokers' Fees.

     None of Nelson, Gibson and Gibson Sales has any liability or obligation to pay any fees or commissions to any broker, finder, or agent (other than to UBS Warburg, LLC, for which payment Nelson is responsible and against which payment Nelson and Seller, jointly and severally, will indemnify and hold harmless the Buyer) with respect to the transactions contemplated by this Agreement.


4.4  Title to Assets.

     Seller has, will have, or will cause to be sold, assigned, transferred, conveyed or delivered, good and marketable title to, or a valid leasehold interest in, the Assets, subject to the Permitted Encumbrances, but free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Financial Statements. The Assets constitute all the material assets and rights used in the conduct of the Gift Business, except for those assets and rights which will be provided to Buyer by Nelson pursuant to the Transition Services Agreement attached hereto as Exhibit D.


4.5  Financial Statements.

     Seller has supplied to Buyer the following financial statements (collectively, the "Financial Statements"):

     (a) Audited Special Purpose Statement of Assets and Liabilities and Special Purpose Statement of Revenues and Expenses before interest expense and Taxes ("March 31 Special Purpose Statement") as of and for the fiscal year ended March 31, 2001 (the "Most Recent Fiscal Year End"), which include the financial results of the Gift Business only; and

     (b) Unaudited Statement of Assets and Liabilities and Statement of Revenues and Expenses before interest expense and Taxes (the "Most Recent Financial Statements") as of and for the three (3) months ended June 30, 2001 (the "Most Recent Fiscal Month End"), which include the financial results of the Gift Business only.

The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the assets and liabilities of Seller as of such dates and the revenues and expenses before income taxes and interest expense for such periods, are consistent with the books and records of Seller; provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments which will not be material, individually or in the aggregate and lack footnotes and other presentation items.


4.6  Subsequent Events.

     Except as set forth in Disclosure Schedule 4.6, since the Most Recent Fiscal Month End, there has not been any material adverse change in the business, financial condition, operations, or results of operations of Seller. Without limiting the generality of the foregoing, since that date:

     (a) Seller has not sold, leased, transferred, or assigned any assets, tangible or intangible, outside the Ordinary Course of Business;

     (b) Seller has not entered into any agreement, contract, lease, or license outside the Ordinary Course of Business;

     (c) Seller has not accelerated, terminated, made material modifications to, or canceled any agreement, contract, lease, or license involving more than $50,000 to which either Gibson or Gibson Sales is a party;

     (d) Seller has not imposed any Security Interest upon any of its assets, tangible or intangible;

     (e) Seller has not made any capital expenditures outside the Ordinary Course of Business;

     (f) Seller has not made any equity investment in any other Person and has not made any loan to any other Person outside the Ordinary Course of Business;

     (g) Seller has not created, incurred, assumed, or guaranteed more than $50,000 in aggregate indebtedness for borrowed money and capitalized lease obligations and all of such obligations will be reflected on the Closing Statement if outstanding at Closing;

     (h) Seller has not granted any license or sublicense of any material rights under or with respect to any Intellectual Property;

     (i) there has been no material change made or authorized in the charter, certificate of incorporation or articles of incorporation, as applicable, or bylaws of Gibson or Gibson Sales;

     (j) Seller has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its properties;

     (k) Seller has not has made any loan to any of its or Nelson's directors or officers, or to employees in an amount above $5,000, or entered into any other transaction with any of its or Nelson's directors, officer and employees outside the Ordinary Course of Business which will be binding upon Buyer;

     (l) Seller has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

     (m) Seller has not granted any increase in the base compensation of any of its employees outside the Ordinary Course of Business and a listing, by employee and amount, of all such increases within the Ordinary Course of Business has been provided by Buyer;

     (n) Seller has not made any other material change in employment terms for any of its employees outside the Ordinary Course of Business for which Buyer may become responsible;

     (o) Seller has not unreasonably delayed or accelerated the payment of any liability, including but not limited to, any vendor payables and has continued to pay all such liabilities in the Ordinary Course of Business;

     (p) Seller has not cancelled, compromised, waived or released any right or claims, or requested any customer to accelerate the payment of any Accounts Receivable outside the Ordinary Course of Business or granted to any customer any extension of time for the payment of any Accounts Receivable outside the Ordinary Course of Business;

     (q) Seller has not received any notice that any supplier or customer of the Seller has taken or contemplates any steps intended to disrupt the business relationship of Seller with such supplier or customer, and to the Knowledge of Seller, none of such customers has entered into agreements or expressed any intention to enter into agreements with other suppliers for the goods sold by Seller;

     (r) Seller has not made any purchase commitments for merchandise or other products in excess of the normal, ordinary and usual requirements of the Gift Business or at any price in excess of the then market price or upon terms and conditions more onerous than those usual and customary for Seller, or made any change in the Seller's selling, pricing, advertising or personnel practices inconsistent with its prior practices.


4.7  Undisclosed Liabilities.

     Except as set forth on Disclosure Schedule 4.7, to the Knowledge of Seller, Seller has no liability (and there is no basis for any present or future actions, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against Seller giving rise to any liability), except for (i) liabilities set forth on the face of the Most Recent Financial Statements and
(ii) liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business.


4.8  Legal Compliance.

     Except as set forth on Disclosure Schedule 4.8, each of Seller and Seller's Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure to so comply, except where the failure to comply would not have a Seller Material Adverse Effect.


4.9  Tax Matters.

     (a) Each of Gibson and Gibson Sales has filed all Tax Returns which were required to be filed or has received, and is currently under, an extension of time for the filing of any such Tax Return which was required to be filed and has not been filed. All such filed Tax Returns were correct and complete in all material respects. All Taxes shown on such filed Tax Returns have been paid.

     (b) Each of Gibson and Gibson Sales has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

     (c) There is no material dispute or claim concerning any Tax liability of either Gibson or Gibson Sales either (i) claimed or raised by any authority in writing or (ii) as to which Gibson and Gibson Sales has Knowledge based upon personal contact with any agent of such authority.

     (d) Except as shown on Disclosure Schedule 4.9, neither Gibson nor Gibson Sales has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

     (e) Each Affiliated Group has filed or made appropriate provision to file all Tax Returns that it was required to file for each taxable period during which either Gibson or Gibson Sales was a member of the group, and has paid all Taxes shown thereon as owing, except where a failure to file or pay Taxes would not have a Seller Material Adverse Effect.


4.10  Real Property.

     (a) Disclosure Schedule 4.10(a) lists and describes briefly all real property owned by Gibson, or which will be owned by Gibson as of the Closing. Gibson Sales owns no real property. With respect to each such parcel of Owned Real Property:

        (i) Gibson has, or will have at or prior to Closing, good and marketable title to the parcel of real property, free and clear of any Security Interest, except any Permitted Encumbrances;

        (ii) there are no pending or, to the Knowledge of Gibson and Gibson Sales, threatened condemnation proceedings, lawsuits, or administrative actions relating to the real property or other matters affecting materially and adversely the current use, occupancy, or value thereof;

        (iii) the buildings and improvements located on such parcel are located within the boundary lines of such parcel, are not in material violation of applicable setback requirements, zoning laws, and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted nonconforming structure" classifications), and do not encroach on any easement which may burden the land, except where the failure to be located within such boundary lines, such violations or such encroachments would not have a material adverse effect on the operations of the Gift Business as currently conducted;

        (iv) all facilities have received all approvals of governmental authorities (including material licenses and permits) required in connection with the ownership or operation thereof, and have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects;

        (v) there are, or will be at Closing, no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property; and

        (vi) there are, or will be at Closing, no outstanding options or rights of first refusal to purchase the parcel of real property, or any portion thereof or interest therein.

     (b) Disclosure Schedule 4.10(b) lists and describes briefly all real property leased or subleased to either of Gibson and Gibson Sales. Seller has delivered to Buyer correct and complete copies of the leases and subleases listed in Disclosure Schedule 4.10(b) (as amended to date). With respect to each lease and sublease listed in Disclosure Schedule 4.10(b), except as set forth in Schedule 4.2, and with respect to any third party, to Seller's
Knowledge:

        (i) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect in all material respects and will be in full force and effect in all material respects immediately following the Closing;

        (ii) no party to the lease or sublease is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

        (iii) no party to the lease or sublease has repudiated any material provision thereof;

        (iv) there are no material disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

        (v) neither Gibson nor Gibson Sales has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and

        (vi) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including material licenses and permits) required in connection with the operation thereof, and have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects.

     (c) To Seller's Knowledge, there is no condemnation, expropriation or other proceeding in eminent domain, pending or threatened, affecting any parcel of Property or any portion thereof or interest therein. There is no injunction, decree, order, writ or judgment outstanding, nor any claims, litigation, administrative actions or similar proceedings, pending, in each case naming Nelson or Seller as a party, or to Seller's Knowledge, threatened, relating to the ownership, lease, use or occupancy of the Property owned by Seller or any portion thereof, or the operation of the Gift Business as currently conducted thereon.

     (d) Seller has not received any notice of violation of any applicable law with respect to the Property owned by Gibson.

     (e) Seller has not received any notice from any governmental authority or other entity having jurisdiction over the Property owned by Gibson threatening a supervision, revocation, modification or cancellation of a certificate or permit required to occupy the Property.


4.11	Intellectual Property.

     (a) Except as set forth on Schedule 4.11(a), Seller owns and possesses or has the right to use, and the Assets include, all Intellectual Property used in the operation of the Gift Business as presently conducted. Except as set forth on Disclosure Schedule 4.11(a), Seller has not interfered with, infringed upon, misappropriated, or violated any Intellectual Property rights of third parties in any material respect, and none of the directors and officers of Gibson and Gibson Sales has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that either Gibson or Gibson Sales must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of Gibson and Gibson Sales, no third party has interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of either Gibson or Gibson Sales in any material respect.

     (b) Disclosure Schedule 4.11(b) identifies each (i) registered patent, copyright, trademark and service mark which has been issued to either Gibson or Gibson Sales, (ii) pending patent, trademark copyright, trademark and service mark application or application for registration filed by either Gibson or Gibson Sales, and (iii) material license, agreement, or other permission which any of Seller and Gibson Sales has granted to any third party with respect to any of its Intellectual Property. Seller has made available to Buyer correct and complete copies of all such patents, copyrights, trademarks and service marks, including all registrations, applications, licenses, agreements, and permissions relating thereto (as amended to date). Disclosure Schedule 4.11(b) also identifies each material trade name, unregistered trademark and unregistered service mark used by either Gibson or Gibson Sales in connection with the Gift Business. With respect to each item of Intellectual Property required to be identified in Disclosure Schedule 4.11(b):

        (i) Gibson and Gibson Sales possess all right, title, and interest in and to the item owned or used by such party, free and clear of any Security Interest, license, or other restriction;

        (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

        (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of Gibson and Gibson Sales, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item;

        (iv) neither Gibson nor Gibson Sales has ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item; and

        (v) no loss or expiration of the item is threatened or pending, except for items expiring at the end of their terms.

     (c) Disclosure Schedule 4.11(c) identifies each material item of Intellectual Property that any third party owns and that either Gibson or Gibson Sales uses pursuant to license, sublicense, agreement, or permission. Seller has delivered to Buyer correct and complete copies of the 25 licenses, sublicenses, agreements, and permissions (as amended to date) producing the highest revenues in the period April 1, 2000 to March 31, 2001, as listed on
Schedule 4.11(c). With respect to each item of Intellectual Property required to be identified in Disclosure Schedule 4.11(c):

        (i)    the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect in all material respects;

        (ii) no party to the license, sublicense, agreement, or permission is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

        (iii) no party to the license, sublicense, agreement, or permission has repudiated any material provision thereof;

        (iv) as to each licensee, Seller has paid or accrued all royalties due and payable;

        (v) neither Gibson nor Gibson Sales has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

     (d) Schedule 2.6(b) includes all licenses for which annual sales of product for Seller's fiscal year ended March 31, 2001 were greater than $500,000, which require consent to transfer or assign to Buyer.


4.12  Tangible Assets.

     Except as set forth on Schedule 4.12, the buildings, machinery, equipment, and other tangible assets included within the Assets (except those that Seller has fully depreciated prior to the Closing) are free from material defects, have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear).


4.13  Inventories.

     Seller is not in possession of any inventory not owned by Seller, including goods already sold. Inventories now on hand that were purchased after the date of the Most Recent Financial Statements were purchased in the Ordinary Course of Business in reasonable quantities at a cost not exceeding market prices prevailing at the time of purchase. Schedule 4.13 lists all locations where Seller's inventory is located.


4.14  Contracts.

     Disclosure Schedule 4.14 lists the following contracts and other agreements to which either Gibson or Gibson Sales is a party:

     (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $50,000 per annum;

     (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $50,000 per annum.

     (c)  any agreement concerning a partnership or joint venture;

     (d) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation or under which it has imposed a Security Interest on any of its owned assets, tangible or intangible;

     (e) any material agreement concerning confidentiality or noncompetition including all confidentiality agreements in favor of Nelson or Seller relating to the sale of the Gift Business or any interest therein (a list of, and copies of which, agreements will be provided at Closing), to the extent such agreements are assignable and to the extent third parties' obligations thereunder will survive the Closing under this Agreement;

     (f) any material agreement between either Seller and any of its Affiliates (other than Gibson and Gibson Sales), except to the extent such agreement will be superseded or replaced by the Transition Services described hereinafter;

     (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

     (h)  any collective bargaining agreement;

     (i) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $75,000 or providing material severance benefits;

     (j) any agreement under which it has advanced or loaned any amount to any of its directors or officers, or to its employees in an amount of $10,000 or more;

     (k) any agreement under which the consequences of a default or termination could have a Seller Material Adverse Effect; or

     (l) any other agreement (or group of related agreements) the performance of which involves consideration paid by Seller in excess of $50,000 per annum which cannot be terminated on no more than 30 days' notice without breach thereof.

     Seller has delivered to Buyer a correct and complete copy of each written agreement listed in Disclosure Schedule 4.14, except confidentiality agreements listed pursuant to subsection (e) above. With respect to each such agreement except confidentiality agreements listed pursuant to subsection (e) above, as to which no representation is made; (x) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (y) neither Gibson nor Gibson Sales nor to the Knowledge of Gibson and Gibson Sales, any other party is in material breach or default, and no event has occurred prior to Closing which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (z) neither Gibson nor Gibson Sales nor, to the Knowledge of Gibson and Gibson Sales, any other party has repudiated any material provision of the agreement.


4.15  Accounts Receivable.

     All accounts receivable of Seller arise from the sale of inventory in the Ordinary Course of Business, and are reflected fairly on the books and records of Seller.


4.16  Insurance.

     Nelson for the benefit of Seller maintains and has maintained for the preceding three years insurance policies (including, as applicable, policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) appropriate to the size and nature of the Gift Business. With respect to each such insurance policy, the policy is, or was at the time of its effective date of coverage, legal, valid, binding, enforceable, and in full force and effect in all material respects. Nelson's and Seller's general liability and umbrella insurance policies with respect to the Gift Business are occurrence-based policies.


4.17	Litigation.

     Disclosure Schedule 4.17 sets forth each instance in which either Gibson or Gibson Sales (a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) is a party or, to the Knowledge of Gibson and Gibson Sales, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator or mediator.


4.18  Products Liability.

     To the Knowledge of Gibson and Gibson Sales, neither Gibson nor Gibson Sales has any liability arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product sold by Seller prior to the Closing.


4.19  Employees.

     To the Knowledge of Gibson and Gibson Sales, no executive, key employee, or significant group of employees plans to terminate employment with either Gibson or Gibson Sales during the next twelve months, other than Ms. Frances Salamon, Mr. Mark Cady and Mr. Michael Recio. Neither Gibson nor Gibson Sales is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years. Neither Gibson nor Gibson Sales has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of either Gibson or Gibson Sales.


4.20  Employee Benefits.

     (a) Disclosure Schedule 4.20 lists each Employee Benefit Plan that either Gibson or Gibson Sales maintains or to which either Gibson or Gibson Sales contributes. Seller has delivered to Buyer (i) a copy of each such Employee Benefit Plan, (ii) a copy or written summary of all other written and unwritten compensation plans, performance compensation plans, vacation plans, bonus plans, incentive plans, deferred compensation agreements, individual (unqualified) pension and retirement plans, profit sharing plans, and group or individual medical, health, dental, accident, disability, life and other employee benefit, insurance, and other plans or arrangements providing for benefits for employees of Seller, and (iii) a complete description of all written and unwritten policies and practices describing termination payments and benefits to terminated employees of the Seller.

     (b) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with its terms and complies in form and in operation with the applicable requirements of ERISA, the Code, and other applicable laws.

     (c) Seller does not contribute to, has no obligation to contribute to, and has no liability (including any withdrawal liability as defined in ERISA
Section 4201) under or with respect to any Multiemployer Plan.

     (d) Seller does not maintain, contribute to or have any obligation to contribute to, or have any liability or potential liability with respect to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for directors, officers or employees already retired or terminated as of the date of this Agreement, retired or terminated or future retired or terminated directors, officers or employees of Seller (or any spouse or other dependent thereof) other than in accordance with COBRA.


4.21  Environmental, Health, and Safety Matters.

     (a) Each of Gibson, Gibson Sales, and their respective Affiliates is in compliance, in all material respects, with all Environmental, Health, and Safety Requirements.

     (b) Without limiting the generality of Section 4.21(a), each of Gibson, Gibson Sales, and their respective Affiliates, has obtained and is in compliance with, in all material respects, all material permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the operation of its business, and a list of all such permits, licenses and other authorizations, is set forth on Schedule 4.21(b).

     (c) Except as set forth in Disclosure Schedule 4.21(c) none of Seller, Gibson Sales, or their respective Affiliates has received any written notice from any federal, state, local or foreign governmental authority regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, and there is no material liability or potential material liability (whether accrued, absolute, contingent, unliquidated or otherwise), including any material investigatory, remedial or corrective obligations, relating to any of them or their facilities arising under Environmental, Health, and Safety Requirements.

     (d) Except as set forth in Disclosure Schedule 4.21(d), to the Knowledge of Gibson and Gibson Sales, none of the following exists at any property or facility owned or operated by Gibson or Gibson Sales: (i) underground storage tanks, (ii) asbestos containing material in any friable and damaged form or condition, or (iii) landfills, surface impoundments, or Hazardous Material disposal areas.

     (e) Neither Gibson, Gibson Sales, nor any of their respective Affiliates has treated, stored, disposed of, arranged for the disposal of, transported, handled, or released any Hazardous Materials in a manner that has given or is likely to give rise to material liabilities, including any material liability for response costs, corrective action costs, personal injury, property damage, or natural resources damages, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or the Solid Waste Disposal Act, as amended, or any other Environmental, Health, and Safety Requirements.

     (f) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any material obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.


4.22  Certain Business Relationships With Gibson and Gibson Sales.

     Except as set forth on Disclosure Schedule 4.22 and except for services comparable to those to be made available under the Transition Services Agreement, none of Nelson and its Affiliates (other than Gibson and Gibson Sales) has been involved in any material business arrangement or relationship with either Gibson or Gibson Sales within the past 12 months.


                                ARTICLE V.
                          PRE-CLOSING COVENANTS

     The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:


5.1  General.

     Each of the Parties will use their reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in ARTICLE VII).


5.2  Notices and Consents.

     Seller shall give any notices to third parties, and will use its reasonable best efforts to obtain the Contract Consents. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3.1,
Section 3.2(b), and Section 4.2.


5.3  Operation of Business.

     Nelson will not cause or permit Gibson or Gibson Sales to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, without the prior written consent of Buyer, Nelson will not cause or permit Gibson and Gibson Sales, except in the Ordinary Course of Business, to engage in any practice, take any action, or enter into any transaction of the type described in Section 4.6.


5.4  Preservation of Business.

     Each of Gibson and Gibson Sales will keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees, other than with respect to Ceres Candles & Gifts, Inc.


5.5  Full Access.

     Nelson and Gibson will permit, and will cause Gibson Sales to permit, representatives of Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Seller, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to Seller. Buyer will treat and hold as such any Confidential Information it receives from Nelson, Gibson, and Gibson Sales in the course of the reviews contemplated by this Section 5.5, will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to Nelson, Gibson, and Gibson Sales all tangible embodiments (and all copies) of the Confidential Information in its possession.


5.6  Notice of Developments.

     Seller will give prompt written notice to Buyer of any material adverse development causing a breach of any of the representations and warranties in
Section 3.1 or ARTICLE IV. Buyer will give prompt written notice to Seller of any material adverse development causing a breach of any of Buyer's representations and warranties in Section 3.2 or any material change in Buyer's capitalization. No disclosure by any Party pursuant to this Section 5.6 shall be deemed to amend or supplement the Disclosure Schedules or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.


5.7  Exclusivity.

     Nelson will not, and will not cause or permit any of either Gibson or Gibson Sales to, (a) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the Assets, of Seller (including any acquisition structured as a merger, consolidation, or share exchange) or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Nelson will not vote its shares of voting stock in Gibson, and will not permit Gibson to vote its shares of voting stock in Gibson Sales, in favor of any such acquisition, regardless of how such transaction may be structured.


5.8  Title Insurance.

     Seller has obtained a commitment for policies of title insurance (most recent ALTA form) (the "Title Commitment") issued by Lawyers Title Insurance Corporation. Buyer shall be responsible for paying, and Seller will reimburse Buyer for one-half of, the costs of this Title Commitment, whether or not the transaction contemplated by this Agreement is consummated; provided, however, that such payment by Seller shall not exceed $250.00. Buyer shall pay the costs of any title insurance obtained under the Title Commitment.


5.9  Buyer Actions.

     Buyer agrees not to take any action that would cause a breach of
Section 3.2(f), Section 3.2(g), or Section 3.2(h) or would otherwise cause Buyer to be unable to fund the Purchase Price or become insolvent.


5.10  Certain Excluded Licenses.

     The Excluded Assets include licenses from Precious Moments and Media Arts Group, Inc. that are used in part in the Gift Business. Nelson shall use its reasonable efforts prior to Closing to obtain for the benefit of Buyer licenses for such products (at no cost to Seller or Nelson) for use by Buyer consistent with the current use by Seller in the Gift Business, and to assist Buyer in establishing a relationship with the relevant licensor and obtaining the ability to sell any existing inventory. Seller's obligations to use reasonable efforts under this section terminate upon Closing.


                               ARTICLE VI.
                        POST-CLOSING COVENANTS

     The Parties agree as follows with respect to the period following the
Closing:


6.1  General.

     In case at any time after the Closing, any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under ARTICLE VIII). Seller acknowledges and agrees that from and after the Closing, Buyer will be entitled to possession of all documents, books, records (including tax records), agreements, and financial data of any sort relating to the Assets and the Gift Business, except as provided in Section 2.1(b).


6.2  Litigation Support.

     In the event and for so long as any Party or Affiliate actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, judgment or demand in connection with
(a) any transaction contemplated under this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving either Gibson or Gibson Sales, each of the other Parties will cooperate with such Party and such Party's counsel and cause its Affiliates so to cooperate in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, at the sole cost and expense of the contesting or defending Party or Affiliate (unless the contesting or defending Party is entitled to indemnification therefor under
ARTICLE VIII).


6.3  Transition.

     Neither Nelson nor Seller will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of either Gibson or Gibson Sales from maintaining the same business relationships with respect to the Gift Business with Buyer after the Closing as it maintained with Seller and Gibson Sales prior to the Closing. This Section 6.3 shall not prevent Nelson from performing the Services on behalf of Buyer as the same are defined in the Transition Services Agreement to be entered into between Nelson and Buyer in the form attached hereto as Exhibit D (the "Transition Services Agreement").


6.4  Confidentiality.

     The terms and conditions of that certain Confidentiality Agreement by and between Buyer and Nelson are incorporated by reference herein, and shall survive the Closing indefinitely.


6.5  Covenant Not to Compete.

      (a) For a period of two years from and after the Closing Date, neither Nelson, Gibson or Gibson Sales, nor any of their respective subsidiaries will engage directly or indirectly in any business that the Gift Business conducts as of the Closing Date including specifically the following lines of business: baby products, tableware, gift wrap and gift bags and tissue, gift and keepsake boxes, stationery, wedding products, journals and diaries, guest books, brag books, bridge card products, photo albums and storage, memory and scrap books, remembrance (memory) products, kitchen recipe products, calendars, recipe cards and storage, and address books and candles and other product lines sold by Gibson or business engaged in by Gibson as of the date of this Agreement, as generally reflected in the catalogs attached as Disclosure Schedule 6.5(a)(1) (in the geographic area in which any of Seller and Gibson Sales conducts that business as of the Closing Date); provided, however, that ownership of less than five percent (5%) of the outstanding stock of any publicly-traded corporation shall not be deemed to be a breach of this Section 6.5(a), and provided further that no restrictions shall apply to product lines sold by Nelson or business engaged in by Nelson as of the date of this Agreement, as generally reflected in the catalogs attached as Disclosure Schedule 6.5(a)(2). The parties acknowledge that Buyer is particularly concerned about the number of journal and planner SKU's which may be sold by Seller or Nelson during the term of this Covenant
Not to Compete. Therefore, Seller and Nelson agree that during the term of this Covenant Not to Compete, they shall not increase the number of such SKU's as reflected in Disclosure Schedule 6.5(a)(2) by more than fifty percent (50%).

     (b) If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 6.5 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.


6.6  Employee Benefits Matters.

     (a) Buyer agrees that it will offer employment to all employees of Seller and Gibson Sales as of the Closing Date which are listed on Disclosure
Schedule 6.6. Effective as of the Closing, Seller and Gibson Sales and each of their present and former employees shall cease participating in Seller's Employee Benefit Plans and those employees that accept employment with Buyer shall commence participation in Employee Benefit Plans of Buyer, as to which Buyer shall give credit for service prior to Closing for all purposes to the extent permitted by law. Any preexisting condition restrictions under Buyer's healthcare plans shall be waived and such employees shall be given credit in applying any deductible and co-payment restrictions under such plans for deductible and co-payment restrictions satisfied by such employees under the health plans maintained by Seller. Claims incurred for present and former employees of Gibson and Gibson Sales after the Closing Date under the Employee Benefit Plans maintained by Buyer shall be the responsibility of Buyer and such Employee Benefit Plans, and Seller shall have no liability for any cost, expense or liability for any claim arising from any such Employee Benefit Plan for any period after the Closing Date.

     (b) For purposes of employee benefits under Sellers' Employee Benefit Plans, all of the Gift Business's employees who accept employment with Buyer shall be considered terminated employees and shall, except as required by COBRA, have no further rights accrue to them under Sellers' Employee Benefit Plans after the Closing, but this provision shall not affect any vested rights of any such employees with respect to such Employee Benefit Plans.


6.7  WARN Act.

     Buyer covenants that it will not take any action or fail to take any action that would cause, on or within ninety (90) days following the Closing Date, a Plant Closing or Mass Layoff resulting in Employment Loss at any of the employment sites to be acquired from Seller, as those terms are defined by the Worker Adjustment and Retraining Notification Act, Section 2101 et seq.
(the "WARN Act"); provided however, nothing in this Section 6.7 shall restrict Buyer's rights to terminate some or all of the services to be provided by Nelson under the Transition Services Agreement, subject to the terms thereof, and provided Buyer gives the ninety (90) days notice required thereunder, Buyer shall have no liability to Seller for any cost, expense or liability arising from any Plant Closing or Mass Layoff resulting from any such termination of services under the Transition Services Agreement. Buyer hereby agrees to indemnify, defend and hold harmless Seller from any loss, cost, expense or liability that may be incurred by Seller and Gibson Sales as a result of any claim made by an employee of the Gift Business pursuant to the WARN Act, which claim results (a) from Buyer's not hiring persons who are employees of the Gift Business at Closing or (b) from any action by Buyer to dismiss, terminate or otherwise not employ persons who are employees of the Gift Business at Closing (except those retained by Nelson or Seller pursuant to the Transition Services Agreement) after the Closing. Buyer agrees to offer comparable employment to persons who are employees of the Gift Business at Closing in numbers sufficient to avoid any WARN Act liability upon Seller as a result of any actions taken pursuant to this Agreement (without considering any closings or layoffs by Seller at any location unrelated to this Agreement), but not with respect to any employees retained by Nelson or Seller for purposes of providing the services under the Transition Services Agreement.


6.8  Bulk Sales.

     Buyer acknowledges that Seller is not complying with the provisions of the bulk sales or similar laws of any and all states (the "Bulk Sales Laws"), and Buyer hereby waives compliance by Seller therewith, but this waiver shall not limit Seller's indemnification obligations with respect to any Excluded Liabilities.


6.9  Accounts Receivable.

     Beginning 180 days after the Closing, Buyer shall have the right and option to convey to Seller any notes and accounts receivable included in the Assets which were outstanding at Closing and which remain outstanding 180 days after Closing. After notice thereof to Seller, Seller and Nelson, jointly and severally, agree to reimburse Buyer within 30 days of such notice for such unpaid amounts, based on the face value of such note or receivable, provided that Buyer has applied all cash received or all credits issued with respect to any such obligor thereunder to the oldest amount then outstanding with respect to any such note or account (except where application of such payment or credit is specified by such obligor or except where Buyer, in its reasonable judgment,
has placed such customer on COD).   Seller shall pay Buyer interest on such
unpaid amounts reimbursed to Buyer, at the Applicable Rate, such interest to be computed from and after the ninety-first day after the Closing Date, accruing to the date of reimbursement by Seller. As to any uncollected note or account retained by Buyer longer than 210 days after the Closing, no recourse against Seller shall be available.


6.10  Change of Name.

     Within 30 days after the Closing Date, each of Gibson and Gibson Sales will change its name to a name which is not similar to "C.R. Gibson" and amend their qualifications in those states to reflect the name change, or withdraw from those states, where either of said corporations is qualified.


6.11  Liability Insurance.

     Nelson and Seller will keep in place liability insurance as they deem appropriate, covering the operations of the Gift Business prior to the Closing Date.


                              ARTICLE VII.
                    CONDITIONS TO OBLIGATION TO CLOSE


7.1  Conditions to Obligation of Buyer.

     The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

     (a)  the representations and warranties set forth in Section 3.1 and
Article 4 shall be true and correct in all material respects at and as of the Closing Date;

     (b) Each of Gibson, Gibson Sales and Nelson shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

     (c) Seller shall have procured the Contract Consents to the extent specified in Disclosure Schedule 2.6(b), or with respect to any material Assumed Contract for which such Contract Consent has not been obtained, Seller shall have provided Buyer with an alternative arrangement reasonably satisfactory to Buyer ensuring that following the Closing, Buyer will receive the benefits under such contract;

     (d) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement,
(ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely the right of Buyer to own the Assets and to operate the Gift Business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

     (e) Seller shall have delivered to Buyer a certificate to the effect that each of the conditions specified in Section 7.1(a)-(d) is satisfied in all respects;

     (f) The relevant parties shall have executed and delivered (or tendered subject to Closing) the (i) Assignment/Assumption Agreement, (ii) Bill of Sale;
(iii)Transition Services Agreement, (iv) the Lease Agreement and (v) the Real Estate Conveyances;

     (g) Buyer shall have received from counsel to Seller an opinion in form and substance reasonably satisfactory to Buyer, addressed to Buyer, and dated as of the Closing Date;

     (h) Buyer shall have received all actions to be taken by Nelson and Seller in connection with consummation of the transactions contemplated hereby; and

     (i) All certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer. Buyer may waive any condition specified in this
Section 7.1 if it executes a writing so stating at or prior to the Closing.


7.2  Conditions to Obligation of Seller and Nelson.

     The obligation of Seller and Nelson to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

     (a) The representations and warranties set forth in Section 3.2 shall be true and correct in all material respects at and as of the Closing Date;

     (b) Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

     (c) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or
(ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

     (d) Buyer shall have delivered to Seller a certificate to the effect that each of the conditions specified in Section 7.2(a)-(c) is satisfied in all respects;

     (e)  The relevant parties shall have entered into the
(i) Assignment/Assumption Agreement, (ii) Lease Agreement and (iii) Transition Services Agreement;

     (f) Seller shall have received from counsel to Buyer an opinion in form and substance reasonably satisfactory to Seller, addressed to Seller, and dated as of the Closing Date;

     (g) All actions to be taken by Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Seller;

     (h) Buyer shall provide valid resale certificates to Seller under the sales and use tax laws of all states in which Seller maintains inventory; and

     (i) Seller shall have received a corrective deed in connection with the Owned Real Property sufficient for Seller to convey the Owned Real Property to Buyer.

Seller may waive any condition specified in this Section 7.2 if it executes a writing so stating at or prior to the Closing.


                                  ARTICLE VIII.
                                 INDEMNIFICATION


8.1  Survival of Representations and Warranties.

     All of the representations and warranties of Nelson and Seller contained in Section 3.1 and ARTICLE IV shall survive the Closing (unless Buyer had Actual Knowledge of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of eighteen months thereafter, except (a) the representations and warranties set forth in Sections 4.9, 4.19, 4.20, and 4.21, which shall survive the Closing (unless Buyer had Actual Knowledge of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect until the applicable statute of limitations expires (or for a period of five years if there is no applicable statute of limitations) and (b) the representations and warranties set forth in ARTICLE III and Section 4.1 shall continue in full force and effect forever (even if the Party suffering Adverse Consequences resulting from the breach thereof knew or had reason to know of any misrepresentation or breach of warranty at the time of the Closing). All of the representations and warranties of Buyer contained in ARTICLE III shall survive the Closing (unless Seller knew of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect forever. "Actual Knowledge" with respect to this Section 8.1 shall mean the actual knowledge of any of Harold Anderson, John McDowell or Peter Limeri.


8.2  Indemnification Provisions for Benefit of Buyer.

     (a) In the event Seller or Nelson breaches (or in the event any third party alleges facts that, if true, would mean Nelson or Seller has breached) any representations, warranties, and covenants of Nelson or Seller contained herein, and, if there is an applicable survival period pursuant to Section 8.1 provided Buyer issues a Claim Notice within such survival period, then each of Nelson, Gibson and Gibson Sales jointly and severally agrees to indemnify Buyer from and against the entirety of any Adverse Consequences Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences suffered after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

     (b) Each of Nelson, Gibson and Gibson Sales, jointly and severally, agrees to indemnify Buyer from and against the entirety of any Adverse Consequences Buyer may suffer resulting from the Excluded Liabilities.

     (c) Each of Nelson, Gibson and Gibson Sales (collectively, the "Seller Indemnifying Parties"), jointly and severally, agrees to indemnify Buyer from and against the entirety of any Adverse Environmental Consequences Buyer may suffer with respect to the Owned Real Property, subject to the following:

        (i) The Seller Indemnifying Parties shall not be required to indemnify or hold harmless Buyer with respect to any Adverse Environmental Consequence unless Buyer notifies Seller in writing of any demand that the Seller Indemnifying Parties indemnify Buyer under the terms of this
      Section 8.2(c) (hereinafter referred to as "Indemnification Demand"), not later than 30 days after Buyer's receipt from any governmental authority with jurisdiction over the Owned Real Property of written notice or other indication of, a violation of, or that investigation or cleanup is or may be required pursuant to, any Environmental Laws relating to the Owned Real Property. Upon receipt of an Indemnification Demand, the Seller Indemnifying Parties may, at their option and at their sole expense, assume the defense of such matter or take any required action at the Owned Real Property.

        (ii) Buyer agrees to give the Seller Indemnifying Parties, their agents, consultants and representatives, access to the Owned Real Property in order to allow the Seller Indemnifying Parties to take any required action at the Owned Real Property and to provide all cooperation reasonably requested by the Seller Indemnifying Parties in connection therewith.

        (iii) The Seller Indemnifying Parties shall not be required to investigate or remediate any contamination existing at, on, under or from the Owned Real Property unless such investigation or remediation is ordered in writing by a governmental authority with jurisdiction over the Owned Real Property.

        (iv) The Seller Indemnifying Parties' obligation to remediate any contamination shall not be more stringent than that required to obtain a "No further remediation required letter", or the equivalent of such letter, from that governmental authority.

        (v) The Seller Indemnifying Parties shall not be obligated to indemnify Buyer for any Adverse Environmental Consequence to the extent that it arises from the acts or omissions of any person or entity other than the Seller Indemnifying Parties after the Closing Date.

        (vi) Buyer shall not, without the prior written consent of Seller, take any actions not required by law that could reasonably be anticipated to cause the initiation of any Adverse Environmental Consequence or accelerate the timing of, or increase the costs of, any required investigation, cleanup or monitoring.

        (vii) The Seller Indemnifying Parties' obligation to indemnify Buyer with respect to any Adverse Environmental Consequence shall terminate in full at the time that Buyer's Put Option (as defined in the Lease Agreement) expires, unless either Buyer has exercised that option or Nelson has exercised its Call Option (as defined in the Lease Agreement).


8.3  Indemnification Provisions for Benefit of Seller and Nelson.

     In the event Buyer breaches (or in the event any third party alleges facts that, if true, would mean Buyer has breached) any representations, warranties, and covenants of Buyer contained herein, and, if there is an applicable survival period pursuant to Section 8.1 (provided Seller or Nelson issues a Claim Notice within such survival period), then Buyer agrees to indemnify Seller and Nelson from and against the entirety of any Adverse Consequences Seller or Nelson may suffer through and after the date of the claim for indemnification (including any Adverse Consequences suffered after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of or caused by the breach (or the alleged breach). Further, Buyer agrees to indemnify Seller for any sales or use tax liability of Seller caused by Buyer's failure to provide resale certificates as provided in Section 7.2(h), whether or not the Seller waives that condition to close. Buyer agrees to indemnify Seller and Nelson from and against the entirety of any Adverse Consequences Seller or Nelson may suffer resulting from the Assumed Liabilities.


8.4  Procedure for Matters Involving Third Parties.

     (a) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this ARTICLE VIII, then the Indemnified Party shall promptly issue a Claim Notice to the Indemnifying Party with respect thereto.

     (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 15 days following the receipt of the Claim Notice that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides upon request the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

     (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8.4(b), (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld.

     (d) In the event any of the conditions in Section 8.4(b) is or becomes unsatisfied, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses), and (iii) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this ARTICLE VIII.


8.5  Notice of Claim.

     A Party suffering Adverse Consequences that gives or could give rise to a claim for indemnification under this ARTICLE VIII shall promptly notify each other Party thereof in writing (a "Claim Notice") in accordance with
Section 11.7. The Claim Notice shall contain a brief description of the nature of the Adverse Consequences suffered and, if practicable, an aggregate dollar value estimate of the Adverse Consequence suffered. No delay in the issuance of a Claim Notice shall relieve any Party from any obligation under this Article 8, unless and solely to the extent such Party is thereby prejudiced.


8.6  Limitations on Seller's and Nelson's Indemnification Liability.

     (a) Ceiling: Seller's and Nelson's collective aggregate liability for indemnification claims under this ARTICLE VIII shall not exceed Four Million Dollars ($4,000,000), except there shall be no limit as to the claims under
Section 8.2(b) or Section 8.2(c).

     (b) Basket/Threshold: Neither Nelson nor Seller shall have any liability for indemnification claims under this ARTICLE VIII, unless and until the aggregate Adverse Consequences claimed under Section 8.2 exceed One Hundred Fifty Thousand Dollars ($150,000) and then only for an amount by which such Adverse Consequences exceed One Hundred Fifty Thousand Dollars ($150,000).

     (c) Availability of Indemnification: Notwithstanding anything to the contrary herein, Buyer shall have no right to any indemnification under this
ARTICLE VIII for any matter if the Purchase Price was reduced in connection with such matter as a result of an adjustment thereto in accordance with
ARTICLE II hereof.


8.7  Limitations on Buyer's Indemnification Liability.

     (a) Ceiling: Buyer's aggregate liability for indemnification claims under this ARTICLE VIII shall not exceed Four Million Dollars ($4,000,000); except as to claims arising from a breach of Section 3.2(b) or for failure to pay the Purchase Price or to consummate the transactions contemplated by this Agreement, Buyer's aggregate liability shall not exceed the Purchase Price.

     (b) Basket/Threshold: Buyer shall have no liability for indemnification claims under this ARTICLE VIII, unless and until the aggregate Adverse Consequences claimed under Section 8.3 exceed One Hundred Fifty Thousand Dollars ($150,000) and then only for an amount by which such Adverse Consequences exceed One Hundred Fifty Thousand Dollars ($150,000), except this basket shall not apply to failure to pay the Purchase Price, to Adverse Consequences Seller or Nelson may suffer resulting from the Assumed Liabilities, or to Buyer's failure to consummate the transactions contemplated by this Agreement.


8.8  Determination of Adverse Consequences.

     The Parties shall take into account the time cost of money (using the Applicable Rate as the discount rate) and Tax benefits and/or consequences in determining Adverse Consequences for purposes of this ARTICLE VIII.


8.9 Exclusive Remedy. Buyer and Seller acknowledge and agree that the foregoing indemnification provisions in this ARTICLE VIII shall be the exclusive remedy of Buyer with respect to, and the transactions contemplated by, this Agreement.


                                ARTICLE IX.
                                TAX MATTERS


9.1  Refunds and Tax Benefits.

     Any Tax refunds of Gibson or Gibson Sales that are received by Buyer and any amounts credited against Tax to which Buyer and Gibson or Gibson Sales becomes entitled which are not included as Assets on the Closing Statement, that relate to Tax periods of Gibson or Gibson Sales or portions thereof ending on or before the Closing Date shall be for the account of Seller, and Buyer shall pay over to Seller any such refund or the amount of any such credit within 15 days after receipt or entitlement thereto.


9.2  Certain Taxes.

     Seller and Buyer agree that inasmuch as the assets purchased hereunder include substantially all the operating assets of Seller, the sale and purchase of the assets, other than the motor vehicles and the real property, may be exempt from sales and or other transfer Taxes in the jurisdictions in which the Assets are located pursuant to the bulk sale or occasional sale provisions in the applicable statutes in such jurisdictions, and Buyer, Seller and Nelson shall treat the transfer of the Assets provided for herein as a bulk or occasional sale for all purposes; provided, however, that to the extent it shall be determined after the date of the Agreement that, through no fault or misrepresentation on the part of Seller, the sale by Seller, and the purchase by Buyer of all or any portion of the Assets (including the vehicles and the real property) is subject to a sale, use or other transfer tax or recording Tax, then such Tax shall be paid by Buyer. The parties shall cooperate with each other in the preparation, execution and filing of any Tax Returns that may be required in connection with such Taxes and any related filing fees, notarial fees and other costs.


9.3  Other Transfer Taxes and Fees.

     Seller shall pay transfer Taxes and recording fees at the Closing with respect to the Owned Real Property. Buyer shall pay any transfer Taxes and fees at Closing with respect to vehicles and personal property.


                                 ARTICLE X.
                                TERMINATION


10.1  Termination of Agreement.

     Certain of the Parties may terminate this Agreement as provided below:

     (a) Buyer and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

     (b) Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing (i) in the event Seller has breached any representation, warranty, or covenant contained in this Agreement in any material respect, Buyer has notified Seller of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach, or
(ii) if the Closing shall not have occurred on or before 11:59 pm on November 7, 2001, by reason of the failure of any condition precedent under Section 7.1 (unless the failure results primarily from Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

     (c) Seller may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing (i) in the event Buyer has breached any representation, warranty, or covenant contained in this Agreement in any material respect, Seller has notified Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach, or
(ii) if the Closing shall not have occurred on or before 11:59 pm on November 7, 2001, by reason of the failure of any condition precedent under Section 7.2 (unless the failure results primarily from Seller itself breaching any representation, warranty, or covenant contained in this Agreement).


10.2  Effect of Termination.

     If any Party terminates this Agreement pursuant to Section 10.1, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 5.5 and Section 6.4 and the reimbursement provisions of
Section 5.8 shall survive termination.


                                ARTICLE XI.
                               MISCELLANEOUS


11.1  Press Releases and Public Announcements.

     No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Buyer and Seller; provided, however, that any Party may make any public disclosure it determines in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Parties prior to making the disclosure).


11.2  No Third-Party Beneficiaries.

     This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.


11.3  Entire Agreement.

     This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and, except as provided in Section 6.4, supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.


11.4  Succession and Assignment.

     This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of Buyer and Seller; provided, however, that Buyer may (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (b) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).


11.5  Counterparts.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.


11.6  Headings.

     The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.


11.7  Notices.

     All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:


If to Seller or Nelson:                  Copy to:

Eric D. Heyden                                  James H. Cheek, III
Vice President and General Counsel              Bass, Berry & Sims PLC
Thomas Nelson, Inc.                             AmSouth Center
501 Nelson Place                                315 Deaderick Street, Suite 2700
Nashville, TN 37214                             Nashville, TN 37238
Telephone: (615) 902-1150                       Telephone: (615) 742-6200
Facsimile: (615) 902-1840                       Facsimile: (615) 742-6293
Email: eheyden@thomasnelson.com                 Email: jcheek@bassberry.com

If to Buyer:                             Copy to:

Harold M. Anderson                              Timothy K. Corley
Chief Executive Officer                         Timothy K. Corley, P.C.
Treat Entertainment, Inc.                       600 SunTrust Bank
3101 Clairmont Road, Suite C                    201 S. Court Street
Atlanta, GA 30329                               Florence, AL 35631
Telephone: (404) 214-4300                       Telephone: (256) 760-0048
Facsimile: (404) 214-4390				Facsimile: (256) 760-0083
Email: andersonh@treat.net				Email: TKC35631@aol.com


Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be made available by giving the other Parties notice in the manner herein set forth.


11.8  Governing Law.

     Except to the extent preempted by federal law (e.g., ERISA), this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Tennessee without giving effect to any choice or conflict of law provision or rule (whether of the State of Tennessee or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Tennessee. Any proceeding arising out of this Agreement shall be brought in the courts of Tennessee, County of Davidson, or in the United States District Court for the Middle District of Tennessee.


11.9  Amendments and Waivers.

     No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.


11.10  Severability.

     Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.


11.11  Expenses.

     Except as provided herein regarding indemnification matters, each of the Parties will bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Seller agrees Gibson Sales has not borne and will not bear any of Seller's costs and expenses (including any of its legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.


11.12  Construction.

     The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.


11.13  Incorporation of Exhibits, Annexes, and Schedules.

     The Exhibits, Annexes, and Disclosure Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.


                   [Signature Page to Follow]


     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.


BUYER:                              CRG ACQUISITION CORP.


                                    By: /s/ Harold Anderson
                                        --------------------------
                                    Name:   Harold Anderson
                                    Title:  Chairman and CEO


SELLER:                             THE C.R. GIBSON COMPANY


                                    By: /s/ Eric Heyden
                                        --------------------------
                                    Name:   Eric Heyden
                                    Title:  Vice President


                                    C.R. GIBSON SALES COMPANY, INC.


                                    By: /s/ Eric Heyden
                                        --------------------------
                                    Name:   Eric Heyden
                                    Title:  Vice President


NELSON:                             THOMAS NELSON, INC.


                                    By:  /s/ Joe L. Powers
                                        --------------------------
                                    Name:    Joe L. Powers
                                    Title:   Executive Vice President